                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT


       THIS AGREEMENT, made as of June 1, 1995, (the "date of this Agreement"), by and between AMRE, Inc., a Delaware corporation ("AMRE"), and Robert M. Swartz, of Dallas, Texas ("Swartz").

                              W I T N E S S E T H:

       WHEREAS, AMRE wishes to hire Swartz as its President; and

       WHEREAS, Swartz will be foregoing significant compensation and benefits in resigning from his present employment and will, upon announcement of such resignation, be at substantial economic risk unless the terms of his employment by AMRE agreed to by him and AMRE, as set forth below, are fulfilled;

       NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein, AMRE and Swartz agree as follows:

       1. Employment. AMRE agrees to employ Swartz as its President and Swartz agrees to serve in such capacity on the terms and conditions hereinafter set forth.

       2.     Term.

       (a) Term of Agreement. The term of this Agreement shall commence on July 5, 1995, and shall end at midnight on July 4, 1997, (the "Expiration Date").

       (b) Term of Employment. The period from July 5, 1995, to the first to occur of (i) the Expiration Date or (ii) the date on which Swartz's employment is terminated pursuant to paragraph 6 or paragraph 7 is hereinafter referred to as the "Term of Employment".

       3. Services. During the Term of Employment, Swartz will devote his full business time to the business and affairs of AMRE and such other members of the AMRE Group as the Board of Directors of AMRE may direct, and shall use his reasonable best efforts, skills and abilities to promote the interests of AMRE provided, however, that Swartz may from time to time engage in such other pursuits, including (without limitation) personal legal, financial and business affairs, provided, in each case, that such pursuits do not interfere with the proper performance of his duties and obligations under the terms hereof and do not create any actual or potential conflict of interest. For the purposes of this Agreement, the term "AMRE Group" means all corporations or other business organizations, with respect to any one of which AMRE possesses the ability, directly or through any intervening medium, to elect a majority of the Board of Directors (or persons filling similar functions).
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       4.     Compensation and Benefits.

              (a) Salary. During the Term of Employment, AMRE shall pay to Swartz such annual salary as the Board of Directors of AMRE from time to time may determine, but such annual salary shall in no event be less than $300,000 per year. AMRE agrees to pay Swartz's annual salary to Swartz in accordance with the usual and customary procedures for the payment of compensation to salaried employees of AMRE, but in any event to make such payment in not less than monthly installments.

              (b)    Additional or Incentive Compensation.      Swartz shall
participate in an incentive compensation plan during each fiscal year of AMRE which shall provide for an annual bonus opportunity of at least 100% of Swartz's annual salary. Notwithstanding any other provision of this paragraph 4(b), Swartz shall be entitled to receive a minimum bonus of $100,000 on or before March 15, 1996, with respect to the fiscal year ending December 31, 1995.

              (c) Provision of Automobile Allowance. During the Term of Employment, AMRE shall provide Swartz with a monthly automobile allowance of $750.00.

              (d) Employee Benefits (General). During the Term of Employment, Swartz shall be entitled to receive all benefits and perquisites ordinarily provided to executive officers of AMRE, including protection under an officer's and director's liability insurance policy and eligibility to participate in all employee welfare benefit plans or employee pension benefit plans (within the meaning of the Employee Retirement Income Security Act of 1974) from time to time maintained by AMRE. Swartz shall be entitled to participate in all such plans or programs on terms no less favorable than those generally available to executive officers of AMRE and at a level of participation commensurate with his position as President of AMRE and with his level of compensation.

              (e) Payment of COBRA and Life Insurance Conversion Premiums. Until such date as Swartz and his dependents shall have become covered and eligible for medical and dental insurance benefits under an AMRE sponsored plan, AMRE shall reimburse Swartz the sum of (1) such amount as is equal to the premium paid by Swartz to continue the group health and dental insurance coverage following his termination of employment from Recognition International Inc. and (2) such cash amount as is sufficient to provide Swartz after satisfaction of all federal, state and local income taxes attributable to the reimbursements provided in (1) and (2) of this sentence, a net amount equal to such premium reimbursements before any such taxes. Until such date Swartz shall have become covered and eligible for Executive Supplemental Life Insurance as provided for in paragraph 4(f), AMRE shall reimburse Swartz the sum of (1) such amount as is equal to the premium paid by Swartz for coverage under any individual policy he shall have





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
converted from the group term life insurance policy under which he participated while employed at Recognition International Inc. and (2) such cash amount as is sufficient to provide Swartz, after satisfaction of all federal and state income taxes attributable to such reimbursements provided in (1) and (2) of this sentence a net amount equal to such premium reimbursements before any such taxes.

              (f) Executive Supplemental Life and Disability Insurance. During the Term of Employment, in addition to all other group term life or disability benefits provided under any AMRE sponsored group life insurance plan, AMRE shall maintain, at no cost (except recognition, if applicable, of imputed income for tax purposes) to Swartz, Executive Supplemental Life Insurance in an amount equal to 300% of Swartz's annual salary and Executive Long Term Disability Insurance which will provide a benefit equal to 75% of Swartz's monthly base salary. The types of policies, the identity of the carriers and the exact terms, limitation, underwriting specifications and benefits of each of such coverages shall be no less favorable than the coverages provided by AMRE to its other executive officers. Any coverage for Swartz by the insurance described in this paragraph 4(f) shall be subject to Swartz meeting the insurance carrier's underwriting requirements. AMRE shall arrange for and submit such application or other information required with respect to such insurance coverage promptly upon the commencement of the Term of Employment.

              (g) Vacation. Notwithstanding any provision of any vacation plan described in paragraph 4(d), Swartz shall accrue paid vacation at the rate of 10 hours of paid vacation for each calendar month he is employed during the Term of Employment, subject to a maximum accrual of 120 hours at any time. Vacation may be taken whenever accrued. Hours of vacation accrued for any period of less than a full calendar month shall be prorated.

              (h) Annual Physical Examination. During the Term of Employment, to the extent not covered by any insurance plan maintained by AMRE, AMRE shall reimburse Swartz for the cost of one comprehensive annual physical examination during each calendar year by a physician of Swartz's choosing.

              (i) Expenses. AMRE shall pay or reimburse Swartz upon submission of vouchers by him, for all entertainment, travel, meal, hotel accommodation and miscellaneous expenses reasonably incurred by him in the interest of AMRE's business and in accordance with current AMRE policy during the Term of Employment.

       5. Stock Options. Contemporaneously with or prior to the commencement of the Term of this Agreement and as an essential portion of the inducement and consideration to Swartz for entering into this Agreement, the Board of Directors of AMRE shall grant Swartz options to acquire 500,000 shares of AMRE, Inc. common stock





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in the form of the Stock Option Agreement attached hereto as Exhibit A.

       6. Termination of Employment Other Than in Connection With a Change of Control of AMRE.

              (a) Termination by AMRE for Good Cause. AMRE may terminate Swartz's employment prior to the Expiration Date for Good Cause only upon compliance with the requirements of this paragraph 6(a). "Good Cause" for termination by AMRE shall mean only (i) the willful engagement by Swartz in misconduct which is materially injurious to AMRE, monetarily or otherwise, (ii) Swartz's physical or mental disability, if such disability results in Swartz receiving permanent disability payments pursuant to a group or individual disability insurance policy maintained by AMRE on behalf of Swartz or (iii) Swartz's death. For purposes of this paragraph 6(a), no act or failure to act on Swartz's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of AMRE. Notwithstanding the foregoing, Swartz shall not be deemed to have been terminated for Good Cause within the meaning of clause (i) of the preceding sentence without (i) reasonable notice to Swartz setting forth the reason for AMRE's intention to terminate for Good Cause, (ii) an opportunity for Swartz, together with his counsel, to be heard before the Board of Directors of AMRE and (iii) written notice from the Board of Directors of AMRE finding that in the good faith opinion of such Board Swartz was guilty of the conduct set forth above and specifying the particulars thereof in detail. In the event of termination of Swartz's employment in accordance with the conditions of this paragraph 6(a), the Term of Employment shall end, all of Swartz's obligations pursuant to this Agreement (except for those provided in paragraphs 8 and 10, if termination is for a reason other than death) shall end and AMRE's obligations to pay compensation to Swartz pursuant to paragraph 4 shall cease on the effective date of termination.

              (b) Termination by AMRE Other Than for Good Cause. AMRE may terminate Swartz's employment prior to the Expiration Date for any reason other than Good Cause upon providing not less than 30 days' prior written notice to Swartz specifying the effective date of termination. If AMRE terminates Swartz's employment other than for Good Cause under paragraph 6(a) prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 7, the Term of Employment shall end on the effective date of termination, but AMRE shall provide, as a severance benefit to Swartz and as liquidated damages for breach by AMRE of its otherwise applicable obligations hereunder, each of the following: (i) within three days of the effective date of termination, a lump sum cash payment equal to the sum of all accrued vacation pay and





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monthly cash payments which would, except for the termination, have been paid to Swartz as salary under paragraph 4(a) through the Expiration Date, (ii) not later than the date on which incentive compensation for the fiscal year in which Swartz's termination of employment occurs (the "current fiscal year") would be paid to Swartz if he were employed on the last day of the current fiscal year, an amount equal to the product of (A) the incentive compensation which would have been paid to Swartz if he were still employed on the last day of the current fiscal year and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the effective date of termination and the denominator of which is 365; provided,however, that if the effective date of termination occurs on or before December 31, 1995, such amount payable pursuant to this clause (ii) shall be not less than $100,000;
(iii) within three days of the effective date of termination, a lump sum cash payment equal to the sum of the automobile allowance monthly payments described in paragraph 4(c) which would, except for the termination, have been paid to Swartz through the Expiration Date and (iv) continuation of all life, health and disability insurance benefits then in effect and described in paragraph 4 through the period ending on the Expiration Date.

              (c) Substantial Change in Conditions, Authority or Responsibilities. If AMRE, during the Term of Employment, but prior to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, as defined in paragraph 7, makes any substantial change in Swartz's employment conditions, authority or job responsibilities which would constitute "Good Reason", within the meaning of paragraph 7(c), if a Change of Control of AMRE had then occurred, then Swartz may elect to terminate his employment in accordance with the procedures set forth in paragraph 7(b) and such employment will be deemed terminated by AMRE without Good Cause and the provisions of paragraph 6(b) shall apply.

              (d) Termination by Swartz. Swartz may terminate his employment at any time on or after the effective date of this Agreement upon providing 30 days' prior written notice to AMRE stating the effective date of termination. In any such event, all obligations of AMRE to Swartz under this Agreement and all obligations of Swartz to AMRE (except those provided for in paragraphs 8 through 10) shall cease and the Term of Employment shall end on the effective date of termination.

              (e) Mitigation. AMRE's termination of Swartz's employment under paragraph 6(b) or 6(c) shall immediately relieve Swartz of all obligations under this Agreement (except for those provided in paragraphs 8 through 10), shall not obligate Swartz to seek other employment and shall not be construed to require the application of any compensation which Swartz may earn in any such





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
other employment to reduce AMRE's obligation to provide severance benefits and liquidated damages as provided herein. Swartz's right to receive severance benefits and liquidated damages hereunder shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Swartz, nor shall Swartz, by virtue of such right, acquire any right, title or interest in particular assets of AMRE and such right shall be no greater than the right of any unsecured general creditor of AMRE.

       7. Change of Control of AMRE. In the event of a Change of Control of AMRE, the following provisions of this Agreement shall apply notwithstanding any other terms or conditions of this Agreement:

              (a) Extension of Term of Agreement. Upon the Change of Control of AMRE, the reference to "July 4, 1997" in paragraph 2(a) shall be changed from "July 4, 1997" to the date which is two years subsequent to the date immediately prior to the date on which the Change of Control of AMRE occurred.

              (b) Termination of Employment by Swartz for Good Reason. Swartz's employment may be terminated by Swartz during the Term of Employment for Good Reason if, (i) within 90 days of the date of occurrence of a triggering event, Swartz notifies AMRE in writing of his intention to treat such event as Good Reason, (ii) within 30 days following receipt of such notice provided for in (i), AMRE fails to cure the triggering event, and (iii) within 60 days following the expiration of the 30-day period described in (ii), Swartz voluntarily terminates his employment by giving written notice to AMRE.

              (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual or deemed knowledge of AMRE of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE (each of which shall be a "triggering event"):

                     (i) the assignment to Swartz of any duties inconsistent in any respect with Swartz's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 1 of this Agreement, or any other action by AMRE which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMRE promptly after receipt of notice thereto given by Swartz;





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
                     (ii) any failure by AMRE to comply with any of the provisions of paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMRE promptly after receipt of notice thereof given by Swartz, unless AMRE agrees to fully compensate Swartz for any such reduction;

                     (iii) Swartz is required to locate his office more than 50 miles from the current location of AMRE's principal office, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

                     (iv) any purported termination by AMRE of Swartz's employment otherwise than as expressly permitted by this Agreement;

                     (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AMRE to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AMRE would be required to perform it if no such succession had taken place; or

                     (vi) AMRE's request that Swartz perform an illegal, or wrongful act in violation of AMRE's code of conduct policies.

       (d) Severance Benefit on Termination by Swartz for Good Reason. Upon termination of Swartz's employment by Swartz pursuant to paragraph 7(b) or by AMRE for a reason other than Good Cause subsequent to the public announcement of, or AMRE's actual or deemed knowledge of, any actual or proposed transaction which results, directly or indirectly, in a Change of Control of AMRE, all obligations of AMRE to Swartz under this Agreement and all obligations of Swartz to AMRE (except those provided for in paragraphs 8 through 10) shall cease and the Term of Employment shall end and AMRE shall pay to Swartz, (i) within 10 days of such termination of employment, the sum of (A) all accrued vacation pay and (B) an amount equal to 299% of Swartz's annual salary on the date prior to the Change of Control and (ii) not later than the date on which incentive compensation for the fiscal year in which Swartz's termination of employment occurs (the "current fiscal year") would be paid to Swartz if he were employed on the last day of the current fiscal year, an amount equal to 299% of the amount





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Swartz would be entitled to pursuant to paragraph 6(b)(ii) if he had been terminated for a reason other than Good Cause pursuant to paragraph 6(b) on the day preceding the Change of Control of AMRE. In the event the cash settlement payment payable under this paragraph 7(d), either alone or together with any other payments which Swartz has the right to receive from AMRE, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such cash settlement amount shall be increased to an amount sufficient to provide Swartz, after satisfaction of all federal excise taxes and federal and state income taxes attributable to such increases in amount, a net amount equal to such cash settlement amount calculated as described above and before any such excise tax.


       (e) Definition of Change of Control of AMRE. For the purpose of this Agreement, a "Change of Control of AMRE" shall be deemed to have occurred:

              (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13 (d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by AMRE or any subsidiary of AMRE (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of AMRE representing:

              (A) 30% or more of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE; or

              (B) 20% or more of such combined voting power if such person thereby becomes the largest stockholder of AMRE; or

              (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of AMRE (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were





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       directors at the beginning of such 24-month period) or by prior operation of this provision; or

              (iii) The occurrence of a transaction requiring stockholder approval of the acquisition of AMRE by an entity other than AMRE or a 50% or more owned subsidiary of AMRE through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, AMRE's stockholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity's then outstanding securities with respect to the election of the directors of such entity solely by reason of such transaction.

       The foregoing notwithstanding, the acquisition by Ronald I. Wagner, or by a "Group" as defined above of which Ronald I. Wagner is a member, of securities of AMRE representing up to a maximum of 40% of the combined voting power of AMRE's then outstanding securities with respect to the election of the directors of AMRE shall not constitute a "Change of Control of AMRE".

       8.     Restrictions on Investments and Competing Activities.

              (a) Except to the extent permitted by the last sentence of this paragraph 8(a) and by paragraph 8(b), during the Term of Employment, Swartz will not hold or acquire (whether by purchase, gift or otherwise) any direct or beneficial interest in any securities (debt or equity) of, or any other interest in, any corporation (domestic or foreign) or any other business organization engaged, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group nor will Swartz himself (whether in an individual capacity or as a member of a partnership or otherwise) engage, directly or indirectly, in any business competitive with that conducted by AMRE or any member of the AMRE Group. The restrictions on the investment activities of Swartz, set forth in the first sentence of this subparagraph (a), do not apply to investments in debt securities of any corporation, if such debt securities are traded on a national securities exchange, or to investments in equity securities of any corporation, if such equity securities are traded on a national securities exchange, provided that the aggregate holdings (direct and beneficial) of Swartz, his spouse and minor children in equity securities of such corporation do not, at any time, equal 1% or more of the outstanding equity securities of such corporation.

              (b) Swartz agrees that, in addition to the restrictions imposed by paragraph 8(a), he will conduct his respective investment activities in strict compliance with any and all reasonable policies with respect thereto now or hereafter established by AMRE (and any other member of the AMRE Group that employs Swartz), and Swartz further agrees to render, and cause to be rendered, any and all such reports with respect thereto as may be required by AMRE or any such other member of the AMRE Group. The foregoing notwithstanding, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by





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Swartz promptly after receipt of notice of any failure to comply with such policies shall not constitute a violation of the provisions of this subparagraph.

       9. Confidentiality. Swartz agrees and acknowledges that the trade secrets of AMRE and the AMRE Group, as such secrets may exist from time to time, are valuable, special and unique assets of AMRE and the AMRE Group, and that access to and knowledge of such secrets are essential to the performance of Swartz's duties hereunder. Swartz will not, in whole or in part, for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) disclose to any person, firm, corporation, association or any other entity, any such trade secrets or any other confidential or secret information with respect to the business of AMRE or the AMRE Group (including, without limitation, any such information with respect to customers), nor will Swartz make use of any such trade secrets or other confidential or secret information for his own purposes or for the benefit of any person, firm, corporation or other entity (except AMRE or any member of the AMRE Group) under any circumstances during or after the Term of Employment; provided, however, that after the Term of Employment these restrictions shall not apply to such trade secrets or confidential or secret information which are then in the public domain (so long as Swartz was not responsible, directly or indirectly, for permitting such trade secrets or confidential or secret information to enter the public domain without AMRE's consent).

       10. Covenants Not to Solicit or Interfere. For a period of 12 months from the effective date of Swartz's termination of employment, Swartz will not compete with AMRE or any member of the AMRE Group in the business of AMRE or the AMRE Group in any geographic area in which AMRE (or such member of the AMRE Group) is actively engaged in such business on the date Swartz's employment hereunder terminates. The term "compete", as used herein, means to engage in competition, directly or indirectly (including, without limitation, to conduct the business of AMRE or the AMRE Group for any customer with which Swartz had any significant business contacts during his employment hereunder), either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. It is the desire and intent of the parties that the provisions of this paragraph 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this paragraph 10 shall be adjudicated to be invalid or unenforceable, this paragraph 10 shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of this paragraph 10 in the particular jurisdiction in which such adjudication is made.





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       11.    Injunctive Relief.  Swartz acknowledges and agrees that a breach or threatened breach of the provisions of paragraphs 8, 9 or 10 may cause irreparable injury to AMRE and any member of the AMRE Group, and that, as a result of such breach AMRE, or any member of the AMRE Group, as the case may be, shall be entitled, among and in addition to other remedies available at law or in equity, to an injunction restraining Swartz from continuing the activity causing such breach. Such remedy shall not be exclusive and shall be in addition to any other remedy AMRE or any such member of the AMRE Group may be entitled.

       12.    Miscellaneous.

       (a) Notices. Any notice required or permitted to be given under this Agreement shall be deemed to have been received when delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of Swartz, to his last known residence as provided by him to AMRE, or, in the case of AMRE, to its principal office.

       (b) Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by AMRE and its respective successors and assigns, and Swartz, his heirs, assigns or legal representatives; provided, however, that the obligations of Swartz contained herein may not be delegated or assigned.

       (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

       (d) Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

       (e) Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

       (f) Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.





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
       (g) Captions. The captions contained in this Agreement are for the convenience of AMRE and Swartz and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.



                             *          *        *



       IN WITNESS WHEREOF, AMRE has caused this Agreement to be executed by its officer thereunto duly authorized, and Swartz has hereunto set his hand, all as of the day, month and year first above written.


                                         AMRE, INC.



                                         By: /s/ Ronald I. Wagner
                                            ---------------------------
                                             Ronald I. Wagner
                                             Chairman of the Board




                                         /s/ Robert M. Swartz
                                         ------------------------------
                                         Robert M. Swartz





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
                                                                       EXHIBIT A


                                   AMRE, INC.

                             STOCK OPTION AGREEMENT

       THIS STOCK OPTION AGREEMENT is made as of the ______ day of ____________, 1995, between AMRE, Inc., a Delaware corporation (the "Company"), and Robert M. Swartz, (the "Optionee").

       As an inducement to accept employment as the President of the Company, the Company has granted to the Optionee a stock option, and the Optionee has accepted the option. Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                        I.  GRANT AND EXERCISE OF OPTION

       1.1 Grant of Option. The Company grants to the Optionee an option (the "Option") to purchase an aggregate of 500,000 shares of common stock, $0.01 par value, of the Company at a price of $_________ per share (the "Exercise Price"), subject to the terms and conditions hereinafter set forth. The Option is a non-qualified option and is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

       1.2 Vesting of Option. The Option shall become exercisable with respect to one-fourth of the total number of shares subject thereto on ______________, the anniversary date of the granting of the Option, in each of
the years 1996, 1997, 1998 and 1999.   All or any part of the shares with
respect to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the term of the Option. In the event of a Change Of Control of the Company as set forth in the Employment Agreement (the "Employment Agreement") with the Optionee dated June _____, 1995, the Option shall be immediately exercisable in full. The foregoing notwithstanding, 50% of the Option, to the extent not already exercisable, shall become immediately exercisable in the event the Optionee's employment is terminated for a reason other than Good Cause pursuant to paragraph 6(b) of the Employment Agreement or on the Expiration Date of the Employment Agreement if the Optionee's employment is not continued by the Company on substantially similar terms as those set forth in the Employment Agreement.

       1.3 Term of Option. The term of the Option is ten years from the date of the granting of the Option, subject to earlier termination as provided in Section II hereof.

       1.4 Exercise of Option. The Option may be exercised by giving written notice to the Company, addressed to its corporate headquarters, attention of the Secretary, specifying the number of shares to be purchased, accompanied by payment in full of the Exercise Price, either in cash or by check, bank draft or money order.

       1.5 Restrictions on Exercise. At the time of any exercise of the Option, the Company may require, as a condition of the exercise, that the Optionee pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of the Option by the Optionee or to comply with applicable law.

       1.6 Registration and Qualification of Shares. The Company shall, within 60 days after the date hereof, use its best efforts to obtain the listing, registration or qualification of the shares subject to the Option upon any securities exchange on which the shares are traded, to register the shares subject to the Option under the Securities Act of 1933, as amended, and to obtain the consent and approval of any governmental or regulatory body with respect to the exercise of the Option or sale by Optionee of the underlying shares and shall thereafter use its best efforts to maintain the status of such shares upon any such exchange or exchanges upon which the shares are then traded, under the Securities Act of 1933, as amended, and with respect to such governmental and regulatory authorities.

                         II.  TERMINATION OF EMPLOYMENT

       2.1 Discharge or Resignation. In the event that the Optionee's employment with the Company is terminated for Good Cause as defined in the Employment Agreement, all rights of the Optionee to exercise the Option shall immediately terminate, lapse and be forfeited at the time of termination of the Optionee's employment. If the Optionee ceases to be an employee of the Company for any other reason, except as hereinafter provided, any unexercised portion of the Option which was exercisable on the date of termination of employment may be exercised within a thirty-day period after such date.

       2.2 Change of Control. In the event of a Change of Control the Optionee shall have the right to exercise the Option at any time within a two-year period after the date of the Change of Control.

       2.3 Retirement. If the Optionee's termination of employment is due to early, normal, or disability retirement, the Optionee shall have the right to exercise the Option to the extent then exercisable at any time within twelve months after such retirement; provided, however, that in case the Optionee shall die within three months after such date of retirement without having exercised the Option, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve months from such date of retirement to exercise the Option to the extent that the Option was exercisable prior to the death of the Optionee and had not been so exercised.

       2.4 Death. If the Optionee ceases to be an employee of the Company by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve months from the date of death of the Optionee to exercise the Option to the extent that the Option was exercisable prior to the date of death and had not been so exercised.

       2.5  Limitations on Exercise.  The provisions of Paragraphs 2.1, 2.2,
2.3 and 2.4 hereof notwithstanding, the Option shall not be exercisable following expiration of the term of the Option as set forth in Paragraph 1.3 hereof.

                              III.  MISCELLANEOUS

       3.1 Nontransferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

       3.2 Changes in Capital Structure. In the event that the number of shares of common stock of the Company shall be changed by reason of stock splits, combinations of shares, recapitalizations, mergers, consolidations or stock dividends, the number of shares then subject to the Option shall be proportionately adjusted so as to reflect such change; and, in such event, the Exercise Price shall be proportionately increased or decreased, as the case may be, all to prevent dilution or enlargement of the rights of the Optionee. No adjustment provided for in this Paragraph 3.2 shall require the issuance of any fractional shares.

       3.3 Nonguarantee of Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate his employment.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   AMRE, INC.


                                   By: __________________________
                                       Ronald I. Wagner
                                       Chairman of the Board

                                   OPTIONEE:


                                   ______________________________
                                     Robert M.Swartz





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